UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2012

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously disclosed by Alliant Techsystems Inc. (“ATK”) in Forms 8-K dated May 12, 2011 and August 18, 2011 and in its Form 10-Q for the quarter ended October 2, 2011:

•                  On May 12, 2011, ATK was notified by the U.S. Army that ATK had not been awarded a contract for the continued operation and maintenance of the Radford Army Ammunition Plant (“RFAAP”).

•                  After receiving a debriefing from the U.S. Army, ATK filed a protest of the award with the Government Accountability Office (“GAO”), requesting that the GAO review the RFAAP competition decision.

•                  In August 2011, ATK was informed that ATK’s protest of the award had resulted in the U.S. Army deciding to take corrective action, including amending the solicitation, reopening discussions, and requesting and evaluating revised proposals.

•                  In October 2011, ATK submitted a revised proposal and also filed a pre-award protest with the GAO, as ATK did not believe that the U.S. Army had taken the appropriate corrective actions.

On January 23, 2012, ATK was notified that the GAO did not uphold ATK’s pre-award protest.

ATK awaits the U.S. Army’s decision on the RFAAP competition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: January 23, 2012	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary